UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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QUALCOMM INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following employee communication may be provided to stockholders of Qualcomm Incorporated (“Qualcomm”).

To: qualcomm.all

From: Steve Mollenkopf

Subj: Broadcom Update

A few weeks ago, Broadcom announced that it had nominated a slate of candidates to replace Qualcomm’s current Board of Directors at our 2018 Annual Meeting of Stockholders.  Today we issued a press release announcing that our Board unanimously determined not to nominate any of Broadcom’s candidates for election.  After thorough review, the Board concluded that Broadcom’s nominees are inherently conflicted and would not bring incremental skills or expertise to the Qualcomm Board.

We also announced in our press release that we filed our preliminary proxy statement with the U.S. Securities and Exchange Commission, which includes our intention to nominate our 11 incumbent directors for re-election as well as important information for our stockholders to consider before voting their shares.  The filing of a proxy statement is part of our regular engagement with our stockholders ahead of an annual meeting.

Lastly, our Board recently adopted a Non-Executive Officer Change in Control Severance Plan to provide financial protection to non-executive employees in the event of a qualifying termination of employment.  This is a step taken by many companies to support and retain employees and should not be viewed in any way to signal a new development with regard to Broadcom’s proposal or nominations.  Our intent is to help remove uncertainty and concern where we can.  Michelle Sterling, EVP, Human Resources, will be sending additional information about the plan shortly.

As a reminder, if you receive questions from the media, customers or vendors, please direct those inquiries to our Corporate Communications department (Clare Conley, cconley@qti.qualcomm.com).

I want to thank all employees for their perseverance and dedication during this past year.  Together, we made great strides in 2017 to accelerate our strategy, deliver on one of the best product roadmaps we’ve ever had, and lay the foundation for 5G.  As we head into the New Year, let’s continue to remain focused on executing our strategy and leading the industry with our innovations.

Steve

Additional Information

Qualcomm has filed a preliminary proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this communication that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this communication. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.